Exhibit 23 -- Consent of Independent Certified Public Accountants



K-V Pharmaceutical Company
St. Louis, Missouri



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 2-56793, 2-76173, 33-46400, 33-44927,
333-00199 and 333-48252) of our reports dated May 18, 2001, relating to the consolidated financial statement and schedule of K-V Pharmaceutical Company appearing in the Company's Annual Report on Form 10-K as of and for the year ended March 31, 2001.


                                   /s/ BDO SEIDMAN, LLP


St. Louis, Missouri
June 27, 2001